UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2007

CIT GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(Address of registrant’s principal executive office)

505 Fifth Avenue
New York, New York 10017

Registrant’s telephone number, including area code: (212) 771-0505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 24, 2007, the Company agreed to purchase $500 million of its common stock through an accelerated stock buyback program with BNP Paribas (“BNP”). The Company’s Board of Directors authorized an increase in the Company’s share repurchase program on January 16, 2007 which accommodates such a transaction. Repurchased shares will be held in treasury. In addition, the Company remains authorized to repurchase from time to time up to an additional 5 million shares in open market transactions, other privately negotiated transactions or a combination thereof.

The number of shares to be repurchased under the program will be generally based on the volume weighted average share price of the Company’s common stock during the term of the program, subject to collar provisions that will establish minimum and maximum numbers of shares based on the volume weighted average share price over an initial measurement period. Under the terms of the program, on the initial trade date the Company will pay $500 million to BNP and BNP will deliver to the Company an initial number of shares of common stock three days after the trade date. Additional shares may be delivered to the Company on two subsequent occasions, the first occurring later in the first quarter when minimum and maximum number of shares will be set and the second occurring at the completion of the program. The Company expects the program to be completed in June, 2007.

In connection with the program, the Company expects that BNP will purchase shares of the Company’s common stock in the open-market over time. To the extent that BNP enters into hedging transactions, it may also be expected to sell shares in the open-market over time.

Master Confirmation

The Master Confirmation dated January 24, 2007 contains the principal terms and provisions governing the program between the Company and BNP including, but not limited to, the mechanism used to determine the additional amount of shares, if any, that may be delivered by BNP to the Company, the required timing of delivery of the shares, the specific circumstances under which BNP is permitted to make adjustments to valuation periods, dates and other terms that impact the amount of additional shares to be delivered, the specific circumstances under which the program may be terminated early, definitions of terms used throughout the Master Confirmation, and various acknowledgements, representations and warranties made by the Company and BNP to one another, including representations relating to Rule 10b5-1 and intended compliance with the Rule 10b-18 volume and timing.

Supplemental Confirmation

The Supplemental Confirmation dated January 24, 2007 sets forth the specific pricing terms and other provisions relating to the program including, but not limited to, provisions for determining the initial number of shares to be delivered by BNP and the applicable collar, the aggregate purchase price for the repurchased shares, the period during which BNP will establish its hedge position relating to the transaction and the termination date of the program.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1 Press release issued by CIT Group Inc. on January 25, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

.
CIT GROUP INC (Registrant)

By:	/s/ William J. Taylor William J. Taylor Executive Vice President and Controller (Principal Accounting Officer)

Dated:   January 25, 2007

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